Exhibit 10.5.1

TIAA BANK

Warehouse Finance

301 W. Bay Street
Jacksonville, FL 32202

December 15, 2020

Home Point Financial Corporation

2211 Old Earhart Road, Suite 250

Ann Arbor MI 48105

Attention: Joseph Ruhlin

Email: [***]

Re:	First Amendment to the Amended and Restated Master Repurchase Agreement and Amended and Restated Pricing Letter (“ First Amendment”).

Ladies and Gentlemen:

This First Amendment, effective as of December 15, 2020 (the “Amendment Effective Date”), amends that certain Amended and Restated Pricing Letter dated September 18, 2020, as amended, (the “Pricing Letter”), and that Amended and Restated Master Repurchase Agreement dated September 18, 2020, as amended (the “Repurchase Agreement”) by and between Home Point Financial Corporation (the “Seller), TIAA, FSB, formerly known as EverBank (as Administrative Agent for the Buyers and as “Buyer”) and Capital One, National Association (as “Buyer”). The Repurchase Agreement and Pricing Letter are sometimes collectively referred to herein as the, “Agreement”.

WHEREAS, Seller and Buyer have agreed to amend the Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.   Amendments.

(a)    The following definition contained in the Repurchase Agreement is hereby amended and restated in their entirety as follows:

““Indebtedness” shall mean, with respect to any Person, total liabilities, as reported on that Person’s balance sheet and calculated in accordance with GAAP, excluding liabilities associated with Mortgage Loans serviced by Seller that are eligible for repurchase pursuant to Chapter 18 of the Ginnie Mae MBS Guide.”

SECTION 2.   Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

SECTION 3.  Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this First Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 4.  Representations. In order to induce Buyers to execute and deliver this First Amendment, Seller hereby represents and warrants to Buyers that as of the date hereof, except as otherwise expressly waived by Buyers in writing, Seller is in full compliance with all of the terms and conditions of the Facility Documents, including without limitation all of the representations and warranties and all of the affirmative and negative covenants, and no Default or Event of Default has occurred and is continuing under the Agreement.

SECTION 5.  Governing Law. This First Amendment and any claim, controversy or dispute arising under or related to or in connection with this First Amendment, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Sections 5-1401 and 5-1402 of the New York General Obligations Law, which shall govern.

SECTION 6.  Counterparts. This First Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same agreement. This First Amendment, to the extent signed and delivered by facsimile or other electronic means, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No signatory to this First Amendment shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation or enforceability of a contract and each such Person forever waives any such defense.

SECTION 7. Fees. There are no transaction, document or modification fees due and owing as a result of this First Amendment.

THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, Seller and Buyer have caused this First Amendment to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

HOME POINT FINANCIAL CORPORATION

as Seller

By:	/s/ Joseph Ruhlin
Name:	Joseph Ruhlin
Title:	Treasurer

TIAA, FSB, f/k/a EVERBANK

as Buyer

By:	/s/ Mark Bucior
Name:	Mark Bucior
Title:	Vice President

CAPITAL ONE, NATIONAL ASSOCIATION

as Buyer

By:	/s/ Paul Spiridigliozzi
Name:	Paul Spiridigliozzi
Title:	Managing Director

Signature Page to the First Amendment to the Pricing Letter – Home Point Financial Corporation